UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2017

STIFEL FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-09305	43-1273600
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Financial Plaza

501 North Broadway

St. Louis, Missouri 63102-2102

(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code): (314) 342-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 29, 2017, in light of the repeal of the performance based exception under Section 162(m) of the Internal Revenue Code, as amended (the “Code”), for taxable years beginning after December 31, 2017, the Compensation Committee of the Board of Directors of Stifel Financial Corp. (the “Company”) approved compensatory arrangements with certain executive officers whose compensation is covered by Section 162(m) of the Code (the “Section 162(m) Executive Officers”). Based on the Company’s 2017 financial performance, the Compensation Committee certified the achievement of the applicable performance goals set in the first 90 days of the one-year performance period beginning January 1, 2017 and determined the incentive compensation available for bonuses payable to the Section 162(m) Executive Officers. The Compensation Committee determined to pay certain incentive compensation in the form of restricted stock (with appropriate reduction in the number of shares issued to pay tax withholding obligations), subject to the Restricted Stock Award Agreement, which is attached hereto as Exhibit 10.1. The compensatory arrangement requires the Section 162(m) Executive Officer to make a timely effective election under Section 83(b) of the Code. The Section 162(m) Executive Officers will be taxed in 2017 on the value of the restricted stock received. The Company expects to receive a corresponding deduction in 2017. The restricted stock issued to the Section 162(m) Executive Officers as 2017 incentive compensation will vest in equal installments over five years. Vesting of restricted stock will be contingent upon continued employment, but may continue to vest at the discretion of the Chief Executive Officer of the Company or, in the case of an award to the Chief Executive Officer of the Company, the Compensation Committee, in each case subject to compliance with the non-competition provisions described in Section 5.4 of the Stifel Financial Corp. Wealth Accumulation Plan (2015 Restatement).

The Section 162(m) Executive Officers are comprised of Ronald J. Kruszewski, Chairman and Chief Executive Officer, James M. Zemlyak, Co-President and Chief Financial Officer, and Victor J. Nesi, Co-President and Director of the Institutional Group and a named executive officer in the Proxy Statement.

Under the above described compensatory arrangement, Messrs. Kruszewski, Zemlyak, and Nesi, will be issued 133,045, 83,153 and 83,153 shares of restricted stock, respectively. As described above, the net number of shares issued in respect of each of those award grants will reflect reductions in the number of shares issued to pay tax withholding obligations.

The foregoing description of the Restricted Stock Award Agreement to be issued to the Section 162(m) Executive Officers does not purport to be complete and is qualified in its entirety by reference to the full text of the award agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based upon the Company’s current expectations and projections about future events. The Company intends for these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and the Company is including this statement for purposes of these safe harbor provisions. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements. In addition, the Company’s past results of operations do not necessarily indicate the Company’s future results. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include: the ability to successfully integrate acquired companies or the branch offices and financial advisors; a material adverse change in the Company’s financial condition; the risk of borrower, depositor and other customer attrition; a change in general business and economic conditions; changes in the interest rate environment, deposit flows, loan demand, real estate values and competition; changes in accounting principles, policies or guidelines; changes in legislation and regulation; other economic, competitive, governmental, regulatory, geopolitical and technological factors affecting the Company’s operations, pricing and services. Forward-looking statements speak only as to the date they are made. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. The Company disclaims any intent or obligation to update these forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

10.1	2017 Restricted Stock Award Agreement (Executive)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STIFEL FINANCIAL CORP.

Date: January 2, 2018	By:	/s/ James M. Zemlyak
	Name:	James M. Zemlyak
	Title:	President and Chief Financial Officer